Exhibit 10.2

FIRST AMENDMENT TO SPONSOR LETTER AGREEMENT

This FIRST AMENDMENT TO SPONSOR LETTER AGREEMENT (this “Amendment”) is entered into on April 21, 2023, by and among W3BCLOUD Holdings Inc., a Delaware corporation (the “Company”), Social Leverage Acquisition Corp I, a Delaware corporation (the “Parent” or “PubCo”), Social Leverage Acquisition Sponsor I LLC, a Delaware limited liability company (the “Sponsor”), and the other undersigned persons (each such other undersigned person, an “Insider” and, collectively, the “Insiders”).

The Company, the Parent, the Sponsor and the Insiders shall be referred to herein from time to time collectively as the “Parties.”

RECITALS

WHEREAS, reference is made to that certain Sponsor Letter Agreement, dated as of July 31, 2022, by and among the Parties (the “Sponsor Letter Agreement”);

WHEREAS, the Parties desire to amend certain provisions of Sponsor Letter Agreement in accordance with Section 4.6 thereof.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.

Defined Terms. Unless otherwise revised pursuant to this Amendment, all capitalized terms used but not defined in this Amendment shall have the meaning assigned to such terms in the Sponsor Letter Agreement.

2.	Amendments. The Sponsor Letter Agreement is hereby amended as set forth below in this Section 2:

(a)	Section 1.1 of the Sponsor Letter Agreement is hereby amended and restated in its entirety as follows:

1.1 Share Restructuring. Effective as of and conditioned upon the Closing, of the 8,625,000 Sponsor Shares,

(a) 4,312,500 Sponsor Shares shall not be subject to any transfer restrictions, except for the restrictions set forth in that certain letter agreement, dated as of February 11, 2021, among the Parent, the Sponsor and the Insiders (the “Insider Agreement”); and

(b) up to 4,312,500 Sponsor Shares shall be transferred (or otherwise forfeited by the Sponsor and reissued by the Parent as Class A Common Stock upon Closing) to non-redeeming stockholders of the Parent, certain investors in a potential PIPE financing in connection with the consummation of the Transactions, or for other purposes agreed upon by the Sponsor, the Parent and the Company (the “Incentive Shares”). The allocation of the Incentive Shares shall be made in the discretion of the Sponsor, but subject to prior approval of the Company (such approval not to be unreasonably withheld), in order to incentivize participation in the PIPE financing and/or reduce the number of shares of Common Stock that are redeemed by public stockholders in connection with the Closing; notwithstanding anything to the contrary herein, any Incentive Shares that go unallocated by the Sponsor or the applicable Insider (the “Non-Allocated Sponsor Shares”) shall be surrendered by the Sponsor or the applicable Insider to PubCo, without any consideration for such transfer.

(b)	Section 1.2 of the Sponsor Letter Agreement is hereby amended and restated in its entirety as follows:

1.2 Equitable Adjustment. If, between the Closing and a Liquidation Event, the outstanding shares of Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar transaction affecting the outstanding shares of Common Stock, then any number, value (including dollar value) or amount contained herein which is based upon the number of shares of Common Stock will be equitably adjusted for such dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar transaction. Any adjustment under this Section 1.2 shall become effective at the date and time that such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar transaction became effective. For the avoidance of doubt, no change of units or shares pursuant to the transactions contemplated by the Transaction Agreement shall constitute a stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or similar transaction requiring an equitable adjustment.

(c)	A new Section 2.1 (f) and (g) are hereby added to the Sponsor Letter Agreement as follows:

(f) No Incentive Share Restrictions. The Sponsor shall not subject any Incentive Shares that are transferred or forfeited, as applicable, by the Sponsor pursuant to Section 1.1(b) hereof to any additional earn-outs, forfeitures, transfers, restrictions, amendments or similar arrangements, which are not otherwise in place as of the date hereof, in connection with the Transactions.

(g) Ownership at Closing. The Sponsor will continue to be the beneficial owner of the Incentive Shares immediately prior to the Closing and will surrender and forfeit them to the Parent immediately prior to the Closing free and clear of any liens, claims, security interests, options charges or any other encumbrance whatsoever.

(d)	Section 4.1 of the Sponsor Letter Agreement is hereby amended and restated in its entirety as follows:

4.1 Termination. This Agreement and all of its provisions shall automatically terminate and be of no further force or effect upon the termination of the Transaction Agreement in accordance with its terms. If the Closing takes place, this Agreement and all of its surviving provisions shall terminate and be of no further force or effect. This ARTICLE IV shall survive the termination of this Agreement.

3.	Miscellaneous.

(a)

The terms, conditions and provisions of the Sponsor Letter Agreement, as amended by this Amendment, remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Party under the Sponsor Letter Agreement, nor constitute a waiver or amendment of any provision of the Sponsor Letter Agreement, except as expressly amended by this Amendment.

(b)

This Amendment shall be governed by, and otherwise construed in accordance with, the terms of the Sponsor Letter Agreement, as though the other provisions of this Amendment were set forth in the Sponsor Letter Agreement.

(c)

All references to the “Agreement” (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) in the Sponsor Letter Agreement shall refer to the Sponsor Letter Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Sponsor Letter Agreement (as amended hereby) and references in the Sponsor Letter Agreement “the date hereof,” “the date of this Agreement” and terms of similar import shall in all instances continue to refer to July 31, 2022. All other documents and instruments executed and delivered pursuant to the terms of the Sponsor Letter Agreement are hereby amended so that any reference therein to the Sponsor Letter Agreement shall mean a reference to the Sponsor Letter Agreement as amended and supplemented hereby.

(d)

This Amendment may be executed in counterparts (including by means of facsimile or scanned and emailed signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

PARENT:

Social Leverage Acquisition Corp. I
a Delaware corporation

By:	/s/ Paul Grinberg
Name: Paul Grinberg
Title: Executive Chairman

COMPANY: W3BCLOUD Holdings Inc.
a Delaware corporation

By:	/s/ Sami Issa
Name: Sami Issa
Title: Chief Executive Officer

SPONSOR:

Social Leverage Acquisition Sponsor I LLC
a Delaware limited liability company

By:	/s/ Paul Grinberg
Name: Paul Grinberg
Title: Manager

[Signature Page to First Amendment to Sponsor Letter Agreement]

INSIDERS:

/s/ Howard Lindzon
Howard Lindzon

/s/ Douglas Horlick
Douglas Horlick

/s/ Paul Grinberg
Paul Grinberg

/s/ Michael Lazerow
Michael Lazerow

/s/ Michael Marquez
Michael Marquez

/s/ Ross Mason
Ross Mason

/s/ Brian Norgard
Brian Norgard

/s/ Katherine Rosa
Katherine Rosa

[Signature Page to First Amendment to Sponsor Letter Agreement]